EXHIBIT 99.1

CERTIFICATION

I,  Gregory B. Lipsker, Chief Executive Officer of Metaline Mining and Leasing Company, certify that:

1.

This quarterly report on Form 10-QSB of Metaline Mining and Leasing Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Metaline Mining and Leasing Company

Date: May 14, 2003

/s/ Gregory B. Lipsker

________________________________

Gregory B. Lipsker, Chief Executive

Officer